| LOAN NUMBER | LOAN NAME | ACCT. NUMBER | NOTE DATE | INITIALS |
|---|---|---|---|---|
| 31441 | Global Quapaw, LLC | 00000000 | 02/28/20 | DLC/227 |
| NOTE AMOUNT | INDEX (w/Margin) | RATE | MATURITY DATE | LOAN PURPOSE |
| $1,051,721.00 | Wall Street Journal Prime plus 2.000% | 6.500% | 03/03/40 | Commercial |
| | | Creditor Use Only | | |

# PROMISSORY NOTE
(Commercial - Single Advance)

**DATE AND PARTIES.** The date of this Promissory Note (Note) is February 28, 2020. The parties and their addresses are:

**LENDER:**
SECURITY BANK AND TRUST COMPANY
2 SOUTH MAIN STREET
MIAMI, OK 74354
Telephone: (918) 542-4061

**BORROWER:**
GLOBAL QUAPAW, LLC
an Oklahoma Limited Liability Company
6800 N. 79th St, Suite 200
Niwot, CO 80503

**1. DEFINITIONS.** As used in this Note, the terms have the following meanings:

**A. Pronouns.** The pronouns "I," "me," and "my" refer to each Borrower signing this Note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this Note. "You" and "Your" refer to the Lender, any participants or syndicators, successors and assigns, or any person or company that acquires an interest in the Loan.

**B. Note.** Note refers to this document, and any extensions, renewals, modifications and substitutions of this Note.

**C. Loan.** Loan refers to this transaction generally, including obligations and duties arising from the terms of all documents prepared or submitted for this transaction such as applications, security agreements, disclosures or notes, and this Note.

**D. Loan Documents.** Loan Documents refer to all the documents executed as a part of or in connection with the Loan.

**E. Property.** Property is any property, real, personal or intangible, that secures my performance of the obligations of this Loan.

**F. Percent.** Rates and rate change limitations are expressed as annualized percentages.

**G. Dollar Amounts.** All dollar amounts will be payable in lawful money of the United States of America.

**2. PROMISE TO PAY.** For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $1,051,721.00 (Principal) plus interest from February 28, 2020 on the unpaid Principal balance until this Note matures or this obligation is accelerated.

**3. INTEREST.** Interest will accrue on the unpaid Principal balance of this Note at the rate of 6.500 percent (Interest Rate) until February 28, 2023, after which time it may change as described in the Variable Rate subsection.

**A. Post-Maturity Interest.** After maturity or acceleration, interest will accrue on the unpaid Principal balance of this Note at the Interest Rate in effect from time to time, until paid in full.

**B. Maximum Interest Amount.** Any amount assessed or collected as interest under the terms of this Note will be limited to the maximum lawful amount of interest allowed by applicable law. Amounts collected in excess of the maximum lawful amount will be applied first to the unpaid Principal balance. Any remainder will be refunded to me.

**C. Statutory Authority.** The amount assessed or collected on this Note is authorized by the Oklahoma Uniform Consumer Credit Code (14A OSA §§ 1-101 et. seq.).

**D. Accrual.** Interest accrues using an Actual/360 days counting method.

**E. Variable Rate.** The Interest Rate may change during the term of this transaction.

(1) Index. Beginning with the first Change Date, the Interest Rate will be based on the following index: the base rate on corporate loans posted by at least 70% of the 10 largest U.S. banks known as the Wall Street Journal U.S. Prime Rate.

The Current Index is the most recent index figure available as of 45 days before each Change Date. You do not guaranty by selecting this index, or the margin, that the Interest Rate on this Note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers. If this index is no longer available, I agree and consent to you selecting a substitute index and an alternative margin - all at your sole discretion. You will give me advance notice of your selection. As used in this subsection, "no longer available" includes, but is not limited to, when an index is terminated, becomes deregulated, or becomes unacceptable for use by a regulator.

(2) Change Date. Each date on which the Interest Rate may change is called a Change Date. The Interest Rate may change February 28, 2023 and every 36 months thereafter.

(3) Calculation Of Change. Before each Change Date you will calculate the Interest Rate, which will be the Current Index plus 2.000 percent. Subject to any limitations, this will be the Interest Rate until the next Change Date. The new Interest Rate will become effective on each Change Date. The Interest Rate and other charges on this Note will never exceed the highest rate or charge allowed by law for this Note.

(4) Limitations. The Interest Rate changes are subject to the following limitations:

(a) Lifetime. The Interest Rate will never be less than 6.500 percent.

(5) Effect Of Variable Rate. A change in the Interest Rate will have the following effect on the payments: The amount of scheduled payments will change.

**4. ADDITIONAL CHARGES.** As additional consideration, I agree to pay, or have paid, these additional fees and charges.

**A. Nonrefundable Fees and Charges.** The following fees are earned when collected and will not be refunded if I prepay this Note before the scheduled maturity date.

Mortgage Certification Fee. A(n) Mortgage Certification Fee fee of $5.00 payable from the loan proceeds.
UCC Filing. A(n) UCC Filing fee of $20.00 payable from the loan proceeds.
Express Mail. A(n) Express Mail fee of $00.00 payable from the loan proceeds.
Recording - Releases. A(n) Recording - Releases fee of $18.00 payable from the loan proceeds.
Recording - Mortgage. A(n) Recording - Mortgage fee of $30.00 payable from the loan proceeds.
Recording - Deed. A(n) Recording - Deed fee of $34.00 payable from the loan proceeds.
Lender's Title Insurance. A(n) Lender's Title Insurance fee of $100.00 payable from the loan proceeds.
Flood Certification. A(n) Flood Certification fee of $14.00 payable from the loan proceeds.
Origination Fee. A(n) Origination Fee fee of $10,400.00 payable from the loan proceeds.
City/County Tax Stamps - Mortgage. A(n) City/County Tax Stamps - Mortgage fee of $1,040.00 payable from the loan proceeds.
Appraisal. A(n) Appraisal fee of $3,500.00 payable from separate funds on or before today's date.

**5. REMEDIAL CHARGES.** In addition to interest or other finance charges, I agree that I will pay these additional fees based on my method and pattern of payment. Additional remedial charges may be described elsewhere in this Note.

**A. Late Charge.** If a payment is more than 10 days late, I will be charged 5.000 percent of the Amount of Payment or $25.00, whichever is greater. However, this charge will not be greater than $125.00. I will pay this late charge promptly but only once for each late payment.

6. GOVERNING AGREEMENT. This Note is further governed by the Commercial Loan Agreement executed between you and me as a part of this Loan, as modified, amended or supplemented. The Commercial Loan Agreement states the terms and conditions of this Note, including the terms and conditions under which the maturity of this Note may be accelerated. When I sign this Note, I represent to you that I have reviewed and am in compliance with the terms contained in the Commercial Loan Agreement.

7. PAYMENT. I agree to pay this Note on demand, but if no demand is made, I agree to pay this Note in 240 payments. A payment of $7,906.62 will be due April 3, 2020, and on the 3rd day of each month thereafter. I will make 36 scheduled payments of this amount. The scheduled payment amount may then change every 36 payments thereafter. Changes in the Interest Rate will not affect the scheduled payment amount during these periods. With each scheduled payment change the payment amount will be adjusted to reflect changes in the Interest Rate during the remaining term of this Note. In addition, changes to the scheduled payment amounts are subject to changes in the Interest Rate as described in the Variable Rate subsection of this Note. A final payment of the entire unpaid balance of Principal and Interest will be due March 3, 2040.

Payments will be rounded to the nearest $.01. With the final payment I also agree to pay any additional fees or charges owing and the amount of any advances you have made to others on my behalf. Payments scheduled to be paid on the 29th, 30th or 31st day of a month that contains no such day will, instead, be made on the last day of such month.

Each payment I make on this Note will be applied first to Interest that is due, then to late charges that are due, and finally to principal that is due. If you and I agree to a different application of payments, we will describe our agreement on this Note. You may change how payments are applied in your sole discretion without notice to me. The actual amount of my final payment will depend on my payment record.

8. RIGHT TO REFINANCE. If any scheduled payment is more than twice as large as the average of earlier scheduled payments, I have the right to refinance the amount of such payment at the time it is due without penalty, as provided for by state law. The terms of the refinancing shall be no less favorable than the terms of the original transaction. This section does not apply if the payment schedule is adjusted because of my seasonal or irregular income.

9. PREPAYMENT. I may prepay this Loan under the following terms and conditions. Prepayment Penalty:
a. Year 1 - 3% of outstanding balance
b. Year 2 - 2% of outstanding balance
c. Year 3 - 1% of outstanding balance
d. At the completion of Year 3 no prepayment penalty will be assessed. Any partial prepayment will not excuse any later scheduled payments until I pay in full.

10. LOAN PURPOSE. The purpose of this Loan is to purchase Higher Call Nursing Center in Quapaw, OK.

11. SECURITY. The Loan is secured by separate security instruments prepared together with this Note as follows:

| Document Name | Parties to Document |
| --- | --- |
| Leases And Rents Assignment - | Global Quapaw, LLC |
| Mortgage - 407 Whitebird Ave., Quapaw, OK 74363 | Global Quapaw, LLC |
| Commercial Loan And Security Agreement - Global Quapaw, LLC | Global Quapaw, LLC |

12. LIMITATIONS ON CROSS-COLLATERALIZATION. The cross-collateralization clause on any existing or future loan, but not including this Loan, is void and ineffective as to this Loan, including any extension or refinancing.

The Loan is not secured by a previously executed security instrument if a non-possessory, non-purchase money security interest is created in "household goods" in connection with a "consumer loan," as those terms are defined by federal law governing unfair and deceptive credit practices. The Loan is not secured by a previously executed security instrument if you fail to fulfill any necessary requirements or fail to conform to any limitations of the Real Estate Settlement Procedures Act, (Regulation X), that are required for loans secured by the Property or if, as a result, the other debt would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

The Loan is not secured by a previously executed security instrument if you fail to fulfill any necessary requirements or fail to conform to any limitations of the Truth in Lending Act, (Regulation Z), that are required for loans secured by the Property.

13. DUE ON SALE OR ENCUMBRANCE. You may, at your option, declare the entire balance of this Note to be immediately due and payable upon the creation of, or contract for the creation of, any lien, encumbrance, transfer or sale of all or any part of the Property. This right is subject to the restrictions imposed by federal law, as applicable.

14. WAIVERS AND CONSENT. To the extent not prohibited by law, I waive protest, presentment for payment, demand, notice of acceleration, notice of intent to accelerate and notice of dishonor.

A. Additional Waivers By Borrower. In addition, I, and any party to this Note and Loan, to the extent permitted by law, consent to certain actions you may take, and generally waive defenses that may be available based on these actions or based on the status of a party to this Note.

(1) You may renew or extend payments on this Note, regardless of the number of such renewals or extensions.

(2) You may release any Borrower, endorser, guarantor, surety, accommodation maker or any other co-signer.

(3) You may release, substitute or impair any Property securing this Note.

(4) You, or any institution participating in this Note, may invoke your right of set-off.

(5) You may enter into any sales, repurchases or participations of this Note to any person in any amounts and I waive notice of such sales, repurchases or participations.

(6) I agree that any of us signing this Note as a Borrower is authorized to modify the terms of this Note or any instrument securing, guarantying or relating to this Note.

(7) I agree that you may inform any party who guarantees this Loan of any Loan accommodations, renewals, extensions, modifications, substitutions or future advances.

B. No Waiver By Lender. Your course of dealing, or your forbearance from, or delay in, the exercise of any of your rights, remedies, privileges or right to insist upon my strict performance of any provisions contained in this Note, or any other Loan Document, shall not be construed as a waiver by you, unless any such waiver is in writing and is signed by you.

15. COMMISSIONS. I understand and agree that you (or your affiliate) will earn commissions or fees on any insurance products, and may earn such fees on other services that I buy through you or your affiliate.

16. APPLICABLE LAW. This Note is governed by the laws of Oklahoma, the United States of America, and to the extent required, by the laws of the jurisdiction where the Property is located, except to the extent such state laws are preempted by federal law.

A. Uniform Consumer Credit Code Applies. I agree that this Loan is subject to 14A OSA § 1-101 through 14A OSA § 6-612 of the Uniform Consumer Credit Code, as amended.

17. JOINT AND SEVERAL LIABILITY AND SUCCESSORS. My obligation to pay the Loan is independent of the obligation of any other person who has also agreed to pay it. You may sue me alone, or anyone else who is obligated on the Loan, or any number of us together, to collect the Loan. Extending the Loan or new obligations under the Loan, will not affect my duty under the Loan and I will still be obligated to pay the Loan. This Note shall inure to the benefit of and be enforceable by you and your successors and assigns and shall be binding upon and enforceable against me and my successors and assigns.

18. AMENDMENT, INTEGRATION AND SEVERABILITY. This Note may not be amended or modified by oral agreement. No amendment or modification of this Note is effective unless made in writing. This Note and the other Loan Documents are the complete and final expression of the agreement. If any provision of this Note is unenforceable, then the unenforceable provision will be severed and the remaining provisions will still be enforceable. No present or future agreement securing any other debt I owe you will secure the payment of this Loan if, with respect to this loan, you fail to fulfill any necessary requirements or fail to conform to any limitations of the Truth in Lending Act (Regulation Z) or the Real Estate Settlement Procedures Act (Regulation X) that are required for loans secured by the Property or if, as a result, this Loan would become subject to Section 670 of the John Warner National Defense Authorization Act for Fiscal Year 2007.

19. INTERPRETATION. Whenever used, the singular includes the plural and the plural includes the singular. The section headings are for convenience only and are not to be used to interpret or define the terms of this Note.

20. NOTICE, FINANCIAL REPORTS AND ADDITIONAL DOCUMENTS. Unless otherwise required by law, any notice will be given by delivering it or mailing it by first class mail to the appropriate party's address listed in the DATE AND PARTIES section, or to any other address designated in writing. Notice to one Borrower will be deemed to be notice to all Borrowers. I will inform you in writing of any change in my name, address or other application information. I agree to sign, deliver, and file any additional documents or certifications that you may consider necessary to perfect, continue, and preserve my obligations under this Loan and to confirm your lien status on any Property. Time is of the essence.

**21. CREDIT INFORMATION.** I agree to supply you with whatever information you reasonably request. You will make requests for this information without undue frequency, and will give me reasonable time in which to supply the information.

**22. ERRORS AND OMISSIONS.** I agree, if requested by you, to fully cooperate in the correction, if necessary, in the reasonable discretion of you of any and all loan closing documents so that all documents accurately describe the loan between you and me. I agree to assume all costs including by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to reasonably comply with your requests within thirty (30) days.

**23. WAIVER OF JURY TRIAL.** All of the parties to this Note knowingly and intentionally, irrevocably and unconditionally, waive any and all right to a trial by jury in any litigation arising out of or concerning this Note or any other Loan Document or related obligation. All of these parties acknowledge that this section has either been brought to the attention of each party's legal counsel or that each party had the opportunity to do so.

**24. SIGNATURES.** By signing, I agree to the terms contained in this Note. I also acknowledge receipt of a copy of this Note.

BORROWER:

Global Ouspaw, LLC

By _________________________ Date 2/26/20
Clifford L. Newman, Manager